                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report July 24, 1997
                        (Date of earliest event reported)



                      COLLABORATIVE CLINICAL RESEARCH, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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

                   Ohio                     (000-20699)                 34-1685364
-----------------------------------    ----------------------     ------------------------------
(State or other jurisdiction of        (Commission File No.)      (I.R.S. Employer
incorporation)                                                    Identification No.)

           20600 Chagrin Boulevard, Cleveland, Ohio                  44122
-----------------------------------------------------------     ----------------
           (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:              (216) 491-9930
                                                                 --------------



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                         Exhibit Index Appears on Page 3


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Item 5.   Other Events
----------------------

On July 24, 1997 Collaborative Clinical Research, Inc., reported financial results for the three-month and the six-month periods ended June 30, 1997. For the three-month period ended June 30, 1997, Collaborative reported a net loss of ($486,496) or ($0.08) per share. For the six-month period ended June 30, 1997, Collaborative reported a net loss of ($904,882) or ($0.14) per share. The Company's backlog currently stands at $24.6 million, compared $22.5 million at December 31, 1996 and $20.3 million one year ago.

The Company's press release announcing its results for the three-month and the six-month periods ended June 30, 1997, including the financial information set forth therein, is attached as exhibit 99 to this report, and is incorporated herein by reference.








                                    SIGNATURE
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     COLLABORATIVE CLINICAL RESEARCH, INC.

                     By:  /s/ Terry C. Black
                          ----------------------------------------------------
                          Terry C. Black
                          Vice President of Finance, Chief Financial
                          Officer, Treasurer, and Assistant Secretary


Date: July 25, 1997



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                                  EXHIBIT INDEX
                                  -------------

         EXHIBIT NO.             DESCRIPTION                     PAGE
         -----------             -----------                     ----


         99                Press Release Issued by the Company
                           on July 24, 1997.







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